                                                                     Exhibit 1.2

                                PRICING AGREEMENT

                                                               December 14, 2006

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
HSBC Securities (USA) Inc.
As Representatives of the
several Underwriters
named in Schedule I hereto

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

          MetLife, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein (this "AGREEMENT") and in the Underwriting Agreement, dated December 14, 2006 (the "UNDERWRITING AGREEMENT"), to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") the Securities specified in Schedule II hereto (the "UNDERWRITTEN SECURITIES").

          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        METLIFE, INC.


                                        By: /s/ Anthony J. Williamson
                                            ------------------------------------
                                        Name: Anthony J. Williamson
                                        Title: Senior Vice-President and
                                               Treasurer

Accepted as of the date hereof
on behalf of each of the Underwriters:

GOLDMAN, SACHS & CO.


/s/ Goldman, Sachs & Co.
-------------------------------------
(Goldman, Sachs & Co.)


J.P. MORGAN SECURITIES INC.


By: /s/ Robert Bottamedi
    ---------------------------------
Name: Robert Bottamedi
Title: Vice President


MERRILL LYNCH & CO.


By: /s/ Paul Brown
    ---------------------------------
Name: Paul Brown
Title: Director


HSBC SECURITIES (USA) INC.


By: /s/ Andrew Lazerus
    ---------------------------------
Name: Andrew Lazerus
Title: Senior Vice President

                                   SCHEDULE I
                              TO PRICING AGREEMENT

                                                 PRINCIPAL AMOUNT OF
                                                        6.40 %
                                                  FIXED-TO-FLOATING
                                                 JUNIOR SUBORDINATED
                                                 DEBENTURES DUE 2066
                 UNDERWRITERS                      TO BE PURCHASED
                 ------------                    -------------------
Goldman, Sachs & Co. .........................      $  287,500,000
J.P. Morgan Securities Inc. ..................      $  287,500,000
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated ..............................      $  287,500,000
HSBC Securities (USA) Inc. ...................      $  125,000,000
Lehman Brothers Inc. .........................      $   37,500,000
Morgan Stanley & Co. Incorporated ............      $   37,500,000
Wachovia Securities Capital Markets LLC ......      $   37,500,000
Deutsche Bank Securities Inc. ................      $   37,500,000
Banc of America Securities, LLC ..............      $   37,500,000
Guzman & Company .............................      $   15,000,000
Samuel A. Ramirez & Co., Inc. ................      $   15,000,000
Muriel Siebert & Co., Inc. ...................      $   15,000,000
Toussaint Capital Partners, LLC ..............      $   15,000,000
The Williams Capital Group, L.P. .............      $   15,000,000
                                                    --------------
   Total .....................................      $1,250,000,000
                                                    ==============

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement, dated December 14, 2006

Registration Statement No. 333-124358

TITLE, PURCHASE PRICE AND DESCRIPTION OF SECURITIES:

TITLE: 6.40% Fixed-to-Floating Junior Subordinated Debentures due 2066 (the "Junior Subordinated Debentures")

APPLICABLE SECURITIES AGREEMENTS: Subordinated Indenture, dated June 21, 2005 between the Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company National Association) and MetLife, Inc., and the Third Supplemental Indenture to be dated December 21, 2006 between MetLife, Inc., and the Bank of New York Trust Company, N.A.

AGGREGATE PRINCIPAL AMOUNT OF UNDERWRITTEN SECURITIES: $1,250,000,000

ISSUE DATE: December 21, 2006

TERM: The final maturity date of the Junior Subordinated Debentures is December 21, 2006.

PAYMENT DATES: The Junior Subordinated Debentures will bear interest on their principal amount from and including December 21, 2006 to but excluding December 15, 2036 at an annual fixed rate of 6.40%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2007. Solely in the event that Junior Subordinated Debentures are not repaid or otherwise redeemed on or before the scheduled redemption date of December 15, 2036, the Junior Subordinated Debentures will bear interest from and including December 15, 2036 to but excluding the final maturity date of December 15, 2066, or earlier redemption at an annual rate equal to three-month LIBOR (as defined in the Preliminary Prospectus Supplement) plus 2.205% payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year.

PRICE TO THE PUBLIC: 99.816%

PURCHASE PRICE BY UNDERWRITERS: 98.816%

TERMS OF THE SECURITIES: As set forth in the Final Prospectus dated December 14, 2006

CLOSING DATE, TIME AND LOCATION: December 21, 2006, 10:00 am (New York City time), Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York.

DESIGNATED REPRESENTATIVES:

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

HSBC Securities (USA) Inc.

ADDRESSES FOR NOTICES, ETC.:

IF TO THE REPRESENTATIVES:

Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004,
Attention: Registration Department

J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017,
Attention: High Grade Syndicate Desk - 8th floor, Facsimile No. (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York, 10080,
Attention: Bill Egan, Fax: 212-449-1188

HSBC Securities (USA) Inc., 452 Fifth Avenue, 3rd Floor, New York, New York 10018, Fax: 646-366-3338, Attn: Transaction Execution Group

With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Susan Sutherland, Esq.

IF TO THE COMPANY:

MetLife, Inc., 27-01 Queens Plaza North, Long Island City, New York 11101,
Attention: Treasurer

With a copy to: LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, New York, 10019, Attention: John M. Schwolsky, Esq. and Vladimir Nicenko, Esq.